EXHIBIT 10.1
FARMER BROS. CO.
20333 South Normandie Avenue
Torrance, CA 90502
October 3, 2013

Wells Fargo Bank, National Association,
successor by merger to Wachovia Bank,
National Association, as Agent and a Lender
251 South Lake Avenue, Suite 900
Pasadena, California 91101
Attention: Portfolio Manager

Re:	Waiver of Event of Default
Ladies and Gentlemen:
Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, as agent (in such capacity, “Agent”) for and on behalf of the lenders (“Lenders”) party to the Loan Agreement (as hereinafter defined) and Lenders have made and may make loans and advances and provide other financial accommodations to Farmer Bros. Co., a Delaware corporation (as surviving corporation of the merger with FBC Realty, LLC formerly known as SL Realty, LLC, a Delaware limited liability company, “Farmer”) and Coffee Bean International, Inc., an Oregon corporation (“CBI” and together with Farmer, each individually a “Borrower” and collectively, “Borrowers”), pursuant to the Amended and Restated Loan and Security Agreement, dated September 12, 2011, by and among Agent, Lenders, Borrowers and Coffee Bean Holding Co., Inc., a Delaware corporation (“Coffee Holding”), FBC Finance Company, a California corporation (“Finance” and together with Coffee Holding, each individually a “Guarantor” and collectively, “Guarantors”), as amended (as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”). All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.
Borrowers and Guarantors have requested that Agent and Required Lenders waive an Event of Default, and Agent and Required Lenders are willing to agree to such waiver, subject to the terms and conditions set forth herein.

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Accordingly, Agent, Required Lenders, Borrowers and Guarantors hereby agree as follows:
1.Waiver of Event of Default. Subject to the satisfaction of each of the conditions precedent set forth herein, Agent and Required Lenders hereby waive the Event of Default (the “Specified Event of Default”) arising under Section 10.1(a)(iii) of the Loan Agreement as a result of the failure of Borrowers to furnish or cause to be furnished to Agent, audited consolidated financial statements and unaudited consolidating financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of stockholders’ equity), and the accompanying notes thereto, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, with respect to their fiscal year ended June 30, 2013, in accordance with Section 9.6(a)(iii) of the Loan Agreement (collectively, the “Annual Financial Reporting”); provided, that, Borrowers shall furnish or cause to be furnished to Agent the Annual Financial Reporting not later than October 15, 2013, in all respects in accordance with the provisions of Section 9.6(a)(iii) of the Loan Agreement applicable thereto. Failure to so furnish the Annual Financial Reporting on or before such date shall constitute an Event of Default under the Loan Agreement
2.    Effect of Waivers. Agent and Lenders have not waived and are not by this agreement waiving, and have no present intention of waiving, any other Event of Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, other than the Specified Event of Default, whether the same or similar to the Specified Event of Default, or otherwise. Agent and Lenders reserve the right, in their discretion, to exercise any or all of its or their rights and remedies arising under the Financing Agreements, applicable law or otherwise, as a result of any other Event of Default which may have occurred prior to the date hereof, or is continuing on the date hereof, or any Event of Default which may occur after the date hereof, whether the same or similar to the Specified Event of Default.
3.    Representations, Warranties and Covenants. Borrowers and Guarantors represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the Loan Agreement and the other Financing Agreements, being a continuing condition of the making or providing of any Loans by Lenders to Borrowers:
(a)    this letter agreement has been duly executed and delivered by Borrowers and Guarantors and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their respective terms; and
(b)    after giving effect to the waiver of the Specified Event of Default, no Default or Event of Default has occurred and is continuing, including without limitation any default in the payment of principal, interest or fees under the Financing Agreements.

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4.    Conditions Precedent. The waiver contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:
(a)    Agent shall have received executed original counterparts of this letter agreement, duly authorized, executed and delivered by Required Lenders, Borrowers and Guarantors; and
(b)    after giving effect to the waiver of the Specified Event of Default, no Default or Event of Default has occurred and is continuing, including without limitation any default in the payment of principal, interest or fees under the Financing Agreements.
5.    Binding Effect. This letter agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
6.    Governing Law. The validity, interpretation and enforcement of this letter agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of California.
7.    Counterparts. This letter agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this letter agreement by telefacsimile or other electronic method of transmission s shall have the same force and effect as the delivery of an original executed counterpart of this letter agreement. Any party delivering an executed counterpart of this letter agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this letter agreement, but the failure to do so shall not affect the validity, enforceability, and binding effect of this letter agreement.
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By the signature hereto of their duly authorized officers, the parties hereto agree as set forth herein.

Very truly yours,
BORROWERS:
FARMER BROS. CO.
By:    /s/ Mark Nelson
Name:     Mark Nelson
Title:    Treasurer and Chief Financial Officer

COFFEE BEAN INTERNATIONAL, INC.
By:    /s/ Mark Nelson
Name:     Mark Nelson
Title:     Chief Financial Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS:
COFFEE BEAN HOLDING CO., INC.
By:     /s/ Mark Nelson
Name:     Mark Nelson
Title:     Treasurer and Chief Financial Officer

FBC FINANCE COMPANY
By:     /s/ Mark Nelson
Name:     Mark Nelson
Title:     Treasurer

AGREED:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor by merger to Wachovia Bank, National Association, as Agent and a Lender By: /s/ Dennis A. King Name: Dennis A. King Title: Vice President
JPMORGAN CHASE BANK, N.A., as a Lender By: /s/Jeannette M. Behm Name: Jeannette M. Behm Title: Authorized Officer

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